EXHIBIT 10.7

CERTIFICATE

OF

CHIEF FINANCIAL OFFICER

OF

RUTH’S CHRIS STEAK HOUSE, INC.

(formerly Ruth U. Fertel, Inc.)

Under Common Stock Purchase Warrant

Dated September 17, 1999

This certificate has been prepared pursuant to Section 6(d)(ii) of Ruth U. Fertel, Inc. Common Stock Purchase Warrant Certificate No. W-1 (the “Warrant”), dated September 17, 1999, issued in the name of First Union Investors, Inc. to purchase 37,735.849 shares (the “Aggregate Number”, as defined in the first paragraph of the Warrant) of Class B Common Stock, par value $0.01 per share (the “Common Stock”) of Ruth U. Fertel, Inc., now Ruth’s Chris Steak House, Inc. (the “Company”).

On November 8, 2004, the Company issued a total of 56,257 shares (the “Shares”) of its authorized but previously unissued Common Stock to five of its officers and two of its outside directors at a price of $0.05 per share, payable in cash, which is less than the Closing Fair Market Value Per Share, as defined in Section 7 of the Warrant.

Section 6(a)(iii) of the Warrant requires an adjustment of the Aggregate Number by reason of the sale of the Shares. The new Aggregate Number, after adjustment to reflect the sale of the Shares, is 41,133.402. The new Aggregate Number was calculated by the method set forth in Exhibit A attached hereto.

November 8, 2004

/S/ THOMAS J. PENNISON JR.
Thomas J. Pennison Jr., Chief Financial Officer of Ruth’s Chris Steak House, Inc.

EXHIBIT A

TO

CERTIFICATE OF CHIEF FINANCIAL OFFICER

OF

RUTH’S CHRIS STEAK HOUSE, INC.

(formerly Ruth U. Fertel, Inc.)

Current Shares Outstanding (1)	500,000.000
Shares Issuable Upon Exercise of Warrants, Options, etc. (2)	121,428.294
Closing Fair Market Value/Share (3)	$10.000

New Shares Proposed To Be Issued (4)	56,257.000
Price/New Share	$0.050
Proceeds From Issuance (5)	$2,812.850

Aggregate Number of First Union Warrant Shares (6)	37,735.849
Formula For Calculating New Aggregate Number

(6)	x	(1)+(2)+(4)	which equals new Aggregate Number:	41,133.402
		(1)+(2)+((5)/(3))

			Additional Shares:	3,397.553